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                                                                    Exhibit 2.11

                          MASTER SEPARATION AGREEMENT

          This Master Separation Agreement (this "Agreement") is entered into as of December 15, 2000, between Catalytica, Inc. ("Catalytica"), a Delaware corporation, and Catalytica Energy Systems, Inc. ("CESI"), a Delaware corporation formerly known as Catalytica Combustion Systems, Inc.

          WHEREAS, Catalytica currently owns 11,327,751 shares of the issued and outstanding common stock, par value $0.001 per share, of CESI ("CESI Common Stock");

          WHEREAS, CESI is engaged in the business of developing and commercializing proprietary catalytic processes (a) to achieve near-zero emissions and improve the performance of hydro-carbon combustion systems and (b) such other activities specifically described in the Registration Statement on Form S-1 filed by CESI in connection with the Merger (the "CESI Business");

          WHEREAS, Catalytica Advanced Technologies, Inc. ("CAT") will be merged with and into CESI prior to the Distribution (as hereinafter defined).

          WHEREAS, Catalytica has entered into the Agreement and Plan of Merger dated as of August 2, 2000 (the "Merger Agreement"), with Synotex Company, Inc. and Synotex Acquisition Corporation pursuant to which, subsequent to the distribution by Catalytica of its shares of CESI, Synotex Acquisition Corporation will merge with and into Catalytica (the "Merger"), resulting in Catalytica becoming a wholly-owned subsidiary of Synotex Company, Inc.

          WHEREAS, the Boards of Directors of Catalytica and CESI have each determined that, to the extent such assets and liabilities do not currently reside with CESI, it would be appropriate and desirable for Catalytica to contribute and transfer to CESI, and for CESI to receive and assume, directly or indirectly, certain assets and liabilities currently held by Catalytica and associated with the CESI Business and enter into certain agreements associated therewith (the "Separation");

          WHEREAS, following the transfer and assumption of such assets and liabilities to or by CESI and in connection with the Merger and the execution and delivery of the Ancillary Agreements, Catalytica will distribute to the holders of its common stock, $0.01 par value (the "Catalytica Common Stock"), pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "Registration Statement") by means of a pro rata distribution, all of the shares of CESI Common Stock owned by Catalytica (the "Distribution"); and

          WHEREAS, the parties intend in this Agreement, including the Exhibits hereto, to set forth the principal arrangements between them regarding the Separation.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     1.2 "Ancillary Agreements" shall mean the agreements listed in Section 3.1 hereof.

     1.3 "CESI Group" means CESI, each Subsidiary and Affiliated Company of CESI immediately after the Effective Time or that is contemplated to be a Subsidiary or Affiliated Company of CESI and each Person that becomes a Subsidiary or Affiliated Company of CESI after the Effective Time.

     1.4 "CESI's Auditors" means CESI's independent certified public accountants.

     1.5 "CESI Employee" shall have the meaning set forth in the Employee Matters Agreement between Catalytica and CESI.

     1.6 "Catalytica Group" means Catalytica, each Subsidiary and Affiliated Company of Catalytica (other than any member of the CESI Group) immediately after the Effective Time.

     1.7 "Catalytica's Auditors" means Catalytica's independent certified public accountants.

     1.8  "Commission" means the United States Securities and Exchange
Commission.

     1.9  "Distribution" has the meaning set forth in the Recitals hereof.

     1.10 "Distribution Agent" has the meaning set forth in Section 4.1 hereof.

     1.11 "Distribution Date" has the meaning set forth in Section 4.1 hereof.

     1.12 "Effective Time" means the effective time of the Merger.

     1.13 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                                       2
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     1.14 "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     1.15 "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     1.16 "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     1.17 "Nasdaq" means the Nasdaq National Market.

     1.18 "Non-Energy Subsidiary" shall have the meaning set forth in the Merger Agreement.

     1.19 "Person" as used in this Agreement shall be broadly interpreted to include, without limitation, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     1.20 "Record Date" means the close of business on the date to be determined by the Board of Directors of Catalytica as the record date for determining the stockholders of Catalytica entitled to receive shares of CESI Common Stock in the Distribution, which shall be the Closing Date (as defined in the Merger Agreement).

     1.21 "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

                                       3
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     1.22 "Tax Sharing Agreement" means that Tax Sharing Agreement between
Catalytica, CESI, and certain other parties named therein to be entered into in connection with the Separation.

     1.23 "WSGR" means Wilson Sonsini Goodrich & Rosati, Professional
Corporation.

                                   ARTICLE 2
                                  SEPARATION

     2.1 Separation Date. Except as otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, December 15, 2000 or such other date and time as may be fixed by the Board of Directors of Catalytica (the "Separation Date").

     2.2 Closing of Transactions. Except as otherwise provided in this Agreement, the closing of the transactions contemplated in Article 2 shall occur on the Separation Date at the offices of WSGR, 1 Market Street, Spear Tower, Suite 3300, San Francisco, California 94105.

                                   ARTICLE 3
                              DOCUMENTS AND ITEMS
                    TO BE DELIVERED ON THE SEPARATION DATE

     3.1 Documents to Be Delivered by Catalytica. On the Separation Date, Catalytica will deliver, or will cause to be delivered, to CESI the following items and agreements:

          (a) A duly executed Trademark License Agreement substantially in the form attached as Exhibit A;
                 ---------

          (b) A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit B;
                        ---------

          (c) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as Exhibit C;
                                             ---------

          (d) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as Exhibit D (including a duly executed Space Sharing
                            ---------
Agreement substantially in the form attached as Exhibit C thereto);
                                                ---------

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          (e)  A duly executed Master Confidential Disclosure Agreement substantially in the form attached hereto as Exhibit E;
                                             ---------

          (f) A duly executed Indemnification Agreement (the "Indemnification Agreement") substantially in the form attached hereto as Exhibit F;
                                                         ---------

          (g) A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit G;
                   ---------

          (h) A duly executed Amended and Restated Cross-License Agreement between Catalytica and CESI, as successor to Catalytica Combustion Systems, Inc. and CAT, substantially in the form attached hereto as Exhibit H;
                                                      ---------

          (i) Resignations, effective as of the Distribution Date, signed by each person who is to serve as a director or employee of any member of the Catalytica Group following the Effective Time from all positions as officers or directors of any member of the CESI Group in which they serve;

          (j) Resignations, effective as of the Distribution Date, signed by each person who is to serve as a director or employee of any member of the CESI Group following the Effective Time from all positions as officers or directors of any member of the Catalytica Group in which they serve;

          (k) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

     3.2 Documents to Be Delivered by CESI. On the Separation Date, CESI will deliver to Catalytica, in each case where CESI is a party to any agreement or instrument referred to in Section 3.1, a duly executed counterpart of such agreement or instrument.

                                   ARTICLE 4
                               THE DISTRIBUTION

     4.1   The Distribution.

           (a) Delivery of Shares for Distribution. Subject to Section 4.4 hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), Catalytica will deliver to Mellon Investor Services LLC (the "Distribution Agent") stock certificates, endorsed by Catalytica in blank, representing all of the outstanding shares of CESI Common Stock then owned by Catalytica, and shall cause the Distribution Agent to distribute the appropriate number of such shares of CESI Common Stock to each such holder or designated transferee or transferees of such holder.

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          (b)  Shares Received.  Subject to Sections 4.4 and 4.5, each holder of
Catalytica Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of CESI Common Stock equal to the number of shares of Catalytica Common Stock held by such holder on the Record Date multiplied by 0.16547.

          (c) Obligation to Provide Information. CESI and Catalytica, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     4.2  Actions Prior To The Distribution.

          (a) Information Statement. Catalytica and CESI shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Catalytica, such information concerning the CESI Business and the Distribution and such other matters as Catalytica shall reasonably determine are necessary and as may be required by law. Catalytica and CESI will prepare, and CESI will, to the extent required under applicable law, file with the Commission any such documentation which Catalytica and CESI determine is necessary or desirable to effectuate the Distribution, and Catalytica and CESI shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (b) Blue Sky. Catalytica and CESI shall take and shall cause any of their Subsidiaries to take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (c) Nasdaq Listing. CESI shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of CESI Common Stock to be distributed in the Distribution on Nasdaq, subject to official notice of distribution.

          (d) Conditions. Catalytica and CESI shall take and shall cause any of their Subsidiaries to take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

     4.3 Sole Discretion of Catalytica. Catalytica shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Catalytica may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. CESI shall cooperate with Catalytica in all respects to

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accomplish the Distribution and shall, at Catalytica's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Exchange Act of the common stock of CESI on an appropriate registration form or forms to be designated by Catalytica. Catalytica shall select any financial printer, solicitation and/or exchange agent and outside counsel for Catalytica; provided, however, that nothing herein shall prohibit CESI from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

     4.4 Conditions To Distribution. The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of Catalytica and shall not give rise to or create any duty on the part of Catalytica or the Catalytica Board of Directors to waive or not waive any such condition.

          (a) Registration Statement. The Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

          (b) Blue Sky. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted.

          (c) Nasdaq Listing. The CESI Common Stock to be distributed in the Distribution shall have been accepted for listing on the Nasdaq, on official notice of issuance.

          (d) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect and no other event outside the control of Catalytica shall have occurred or failed to occur that prevents the consummation of the Distribution.

          (e) Separation. This Agreement and the Ancillary Agreements shall have been executed and delivered by each of the parties hereto or thereto.

          (f) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken.

          (g)  No Termination.  This Agreement shall not have been terminated.

          (h) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect.

     4.5 Fractional Shares. As soon as practicable after the Distribution Date, Catalytica shall direct the Distribution Agent to determine the number of whole shares and fractional shares of CESI Common Stock allocable to each holder of record or beneficial owner of Catalytica Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Catalytica, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Catalytica and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of Catalytica Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner. Notwithstanding anything in this Agreement to the contrary, no fractional shares of CESI Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a holder of Catalytica Common Stock would otherwise be entitled will not entitle such stockholder to vote or to any rights of a stockholder of CESI. In lieu of any such fractional shares, each stockholder who, but for the provisions of this Section, would be entitled to receive a fractional share interest of CESI Common Stock shall be paid cash, without any interest thereon, as provided above.

                                   ARTICLE 5
                          COVENANTS AND OTHER MATTERS

     5.1  Other Agreements.

          (a) Catalytica and CESI agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be reasonably necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

          (b) Except as set forth in Schedule 1 to the Bill of Sale attached as Exhibit E to the Real Estate Matters Agreement, Catalytica or another member of the Catalytica Group shall retain all right, title and interest in and to all assets located in, on or about the Demised Premises (as defined in the Real Estate Matters Agreement).

     5.2 Further Instruments. At the request of CESI, and without further consideration, Catalytica will execute and deliver, and will cause its Subsidiaries to execute and deliver, to CESI such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as CESI may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to CESI and its Subsidiaries and confirm

CESI's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to CESI pursuant to this Agreement, the Ancillary Agreements and any documents referred to therein, to put CESI in actual possession and operating control thereof and to permit CESI to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Catalytica and without further consideration, CESI will execute and deliver to Catalytica and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Catalytica may reasonably deem necessary or desirable in order to have CESI fully and unconditionally assume and discharge the liabilities contemplated to be assumed by CESI under this Agreement or any document in connection herewith and to relieve the Catalytica Group of any liability or obligation with respect thereto and evidence the same to third parties. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Neither Catalytica nor CESI shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees which shall be reimbursed by the requesting party upon receipt of an invoice therefore.

     5.3  Agreement for Exchange of Information.

          (a) Generally. Other than in circumstances in which indemnification is sought pursuant to the Indemnification Agreement (in which event the provisions of such agreement will govern), each of Catalytica and CESI agrees to provide, or cause to be provided, to each other as soon as reasonably practicable after written request therefor, any specific and identified Information in the possession or under the control of such party and not already in the possession or control of the other party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the businesses of the Catalytica Group or the CESI Group, as the case may be prior to the Effective Time; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall, subject to Section 5.3(e), take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b) Internal Accounting Controls; Financial Information. After the Effective Time, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and customary representations (including, for example, management letters to accountants) and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

          (c) Ownership and Delivery of Information. All information embodied in paper, electronic or other tangible form held on-site or off-site by or on behalf of Catalytica or any of its Subsidiaries (including any member of the CESI Group) or any of their respective management or agents which does not relate exclusively to the CESI Business shall be delivered to, or retained by, Catalytica or another member of the Catalytica Group. All information embodied in paper, electronic or other tangible form held on-site or off-site by any member of the Catalytica Group or any of its management or agents which relate exclusively to the CESI Business shall be delivered to, or retained by, CESI. Any Information owned by a party or its Subsidiaries that is provided to a requesting party or its Subsidiaries pursuant to this Section 5.3 or any other Ancillary Agreement shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          (d) Record Retention. Except as otherwise provided herein or in an Ancillary Agreement or when a longer retention period is required by law, each party agrees to retain all Information in its respective possession or control at the Effective Time substantially in accordance with the policies of Catalytica as in effect at the Effective Time. However, except as set forth in the Tax Sharing Agreement, each party may amend its respective record retention policies at such party's discretion; provided, that in the case of any Information relating to environmental liabilities or taxes, such retention period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof (and the parties shall notify each other of any such extensions)); provided further, however, that if a party desires to effect the amendment within three (3) years after the Effective Time, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement.

               (i) No Destruction. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists at the Effective Time (other than Information that is permitted to be destroyed under the current record retention policies of either party) and that falls under the categories listed in Section 5.3(a), without first using its reasonable commercial efforts to provide 30 days notice to the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction; provided that no information relating to environmental liabilities or taxes shall be destroyed prior to the passage of six months after the expiration of the applicable statute of limitations (giving effect to any extensions thereof (and the parties shall notify each other of any such extensions)).

               (ii) Limitation of Liability. Except as specifically provided elsewhere in this Agreement or in an Ancillary Agreement, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 5.3 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 5.3(d).

               (iii) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 5.3 are subject to any specific limitations, expansions, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

               (iv) Production of Witnesses; Cooperation. After the Effective Time, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 5.6 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the current directors, officers, employees, other personnel and agents of such party as witnesses to the extent that (A) any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder and (B) there is no conflict in the proceeding between the requesting party and the Catalytica Group or the CESI Group, as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

          (e) Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the benefit of each of the members of the Catalytica Group and of the CESI Group, and that each of the members of the Catalytica Group and of the CESI Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

          (i) Catalytica shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to any matter relating to the business of any Non-Energy Subsidiary (as defined in the Merger Agreement) or Catalytica at or after the Effective Time, whether or not the privileged information is in the possession of or under the control of Catalytica or CESI. Catalytica shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims for which CESI is not obligated to provide indemnification pursuant to the Indemnification Agreement, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Catalytica, whether or not the privileged information is in the possession of or under the control of Catalytica or CESI.

          (ii) CESI shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Energy Business (as defined in the Merger Agreement) whether or not the privileged information is in the possession of or under the control of CESI or Catalytica. CESI shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims relating to the CESI Business, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by CESI, whether or not the privileged information is in the possession of or under the control of Catalytica or CESI.

          (iii) The parties hereto agree that they shall have a shared privilege, with equal right to assert, subject to the restrictions in this
Section 5.3(e), with respect to all privileges not allocated pursuant to the terms of Sections 5.3(e)(i) and (ii); provided, that the written consent of both parties is required to waive any privilege deemed to be a shared privilege hereunder. All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Catalytica and CESI in respect of which both parties retain any responsibility or liability under this Agreement or the Indemnification Agreement, shall be subject to a shared privilege among them.

          (iv) No party hereto may waive any privilege which could be asserted under any applicable law, in which any other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with Third Parties or as provided in subsection (v) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice from the party requesting such consent.

          (v) In the event of any litigation or dispute exclusively between or among the parties hereto, any party and a Subsidiary of the other party hereto, or a Subsidiary of one party hereto and a Subsidiary of the other party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

               (vi) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

               (vii) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees has received any subpoena, discovery or other request which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 5.3 or otherwise to prevent the production or disclosure of such privileged information.

               (viii) The transfer of all Information and other information pursuant to this Agreement and any other Ancillary Agreement is made in reliance on the agreement of Catalytica and CESI, as set forth in the Master Confidentiality and Non-Disclosure Agreement and this Section 5.3(e), to maintain the confidentiality of confidential or privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Section 5.3(a) hereof, the agreement to provide witnesses and individuals pursuant to Sections 5.3(d)(iv) hereof, the furnishing of notices and documents and other cooperative efforts contemplated by this Agreement and the Ancillary Agreements, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

     5.4 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as Catalytica is required in accordance with United States generally accepted accounting principles to consolidate CESI's results of operations and financial position:

     (a) Selection of Auditors. CESI shall not select a different accounting firm from that used by Catalytica to serve as its (and its Subsidiaries') independent certified public accountants ("CESI's Auditors") for purposes of providing an opinion on CESI's consolidated financial statements without Catalytica's prior written consent (which shall not be unreasonably withheld).

     (b) Date of Auditors' Opinion and Quarterly Reviews. CESI shall use its reasonable commercial efforts to enable the CESI Auditors to complete their audit such that they will date their opinion on CESI's audited annual financial statements on the same date that Catalytica's independent certified public accountants ("Catalytica's Auditors") date their opinion on Catalytica's audited annual financial statements, and to enable Catalytica to meet its timetable for the printing, filing and public dissemination of Catalytica's annual financial statements. CESI shall use its reasonable commercial efforts to enable the CESI Auditors to complete their quarterly review procedures such that they will provide clearance on CESI's quarterly financial statements on the same date that Catalytica's Auditors provide clearance on Catalytica's quarterly financial statements.

     (c) Annual and Quarterly Financial Statements. CESI shall provide to Catalytica on a timely basis all Information that Catalytica reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Catalytica's annual and quarterly financial statements. Without limiting the generality of the foregoing, CESI will provide all required financial Information with respect to CESI and its Subsidiaries to CESI's Auditors in a sufficient and reasonable time and in sufficient detail to permit CESI's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Catalytica's Auditors with respect to financial Information to be included or contained in Catalytica's annual and quarterly financial statements. Similarly, Catalytica shall provide to CESI on a timely basis all financial Information that CESI reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of CESI's annual and quarterly financial statements. Without limiting the generality of the foregoing, Catalytica will provide all required financial Information with respect to Catalytica and its Subsidiaries to Catalytica's Auditors in a sufficient and reasonable time and in sufficient detail to permit Catalytica's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to CESI's Auditors with respect to Information to be included or contained in CESI's annual and quarterly financial statements.

     (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. CESI shall authorize CESI's Auditors to make available to Catalytica's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of CESI and work papers related to the annual audits and quarterly reviews of CESI, in all cases within a reasonable time prior to CESI's Auditors' opinion date, so that Catalytica's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of CESI's Auditors as it relates to Catalytica's Auditors' report on Catalytica's financial statements, all within sufficient time to enable Catalytica to meet its timetable for the printing, filing and public dissemination of Catalytica's annual and quarterly statements. Similarly, Catalytica shall authorize Catalytica's Auditors to make available to CESI's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Catalytica and work papers related to the annual audits and quarterly reviews of Catalytica, in all cases within a reasonable time prior to Catalytica's Auditors' opinion date, so that CESI's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Catalytica's Auditors as it relates to CESI's Auditors' report on CESI's statements, all within sufficient time to enable CESI to meet its timetable for the printing, filing and public dissemination of CESI's annual and quarterly financial statements.

          (e) Access to Books and Records. Subject to Section 5.3, CESI shall provide Catalytica's internal auditors and their designees access to CESI's and its Subsidiaries' books and records so that Catalytica may conduct reasonable audits relating to the financial statements provided by CESI pursuant hereto as well as to the internal accounting controls and operations of CESI and its Subsidiaries. Similarly, subject to Section 5.3, Catalytica shall provide CESI's internal auditors and their designees access to Catalytica's and its Subsidiaries' books and records so that CESI may conduct reasonable audits relating to the financial statements provided by Catalytica pursuant hereto as well as to the internal accounting controls and operations of Catalytica and its Subsidiaries

          (f) Notice of Change in Accounting Principles. CESI shall give Catalytica as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. CESI will consult with Catalytica and, if requested by Catalytica, CESI will consult with Catalytica's independent public accountants with respect thereto. Catalytica shall give CESI as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

          (g)  Conflict with Third-Party Agreements. Nothing in Sections 5.3 and
5.4 shall require CESI or Catalytica to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that CESI or Catalytica is required under Sections 5.3 and 5.4 to disclose any such Information, it shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

     5.5 Payment of Expenses. Except as otherwise provided in this Agreement and in all respects subject to the obligations of CESI under the Indemnification Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation or the Distribution, all costs and expenses of the parties hereto in connection with the Separation and the Distribution (including underwriting discounts and commissions) shall be borne by the party incurring such costs or expenses.

     5.6 Dispute Resolution. If a dispute, controversy or claim arises between the parties relating to the interpretation, performance, nonperformance, validity or breach of this Agreement or any Ancillary Agreement, or otherwise arising out of, or in any way related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, including, without limitation, any claim based on contract, tort or statute (but excluding any controversy, dispute or claim if any third party is a party thereto) ("Dispute"), appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The "Dispute Resolution Commencement Date" shall be the date a party hereto delivers a notice to the other that it intends to invoke the procedures of this Section 5.6. Prior discussion or negotiation between the parties shall not be deemed to have established a Dispute Resolution Commencement Date until such notice has been so delivered. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding relating to such Dispute. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding form of alternative dispute resolution ("ADR").

          (a) Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in the state of Delaware. Each party shall appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within fifteen (15) days after delivery of the demand for arbitration. In the event a party fails to appoint an arbitrator or deliver notification of such appointment to the other party within this time period, upon request of either party, such arbitrator shall instead be appointed by the AAA within fifteen (15) days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee's acceptance of such appointment and notify the parties in writing of such appointment and acceptance within fifteen (15) days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the AAA within fifteen (15) days of receiving such request. The third arbitrator shall serve as Chairman of the Tribunal. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party. In the event of any mediation or arbitration in accordance with this Section 5.6, the relevant parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the relevant party gave notice of such Dispute, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Dispute relates shall not be deemed to have passed until such Dispute has been resolved.

          (b) Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

          (c) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to use good faith efforts to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 5.6 with respect to all matters not subject to such dispute, controversy or claim.

     5.7 Governmental Approvals. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

     5.8 No Representation or Warranty. Catalytica does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

          (a) the value of any asset or thing of value to be transferred to CESI;

          (b) the freedom from encumbrance of any asset or thing of value to be transferred to CESI;

          (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to CESI; or

          (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to CESI shall be transferred "AS IS, WHERE IS" and CESI shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in CESI good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

     5.9 Employee Agreements - Definition. As used in this Section 5.9, "Employee Agreement" means the Conflicts, Confidential Information and Assignment of Inventions Agreement and corresponding agreements in foreign countries executed by each Catalytica employee.

          (a) Survival of Catalytica Employee Agreement Obligations and Catalytica's Common Law Rights. The Catalytica Employee Agreements of all CESI Employees shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by CESI Employees within the scope of their CESI employment shall constitute a breach of such Catalytica Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the Catalytica Employee Agreement) for or on behalf of CESI, if such disclosure is consistent with the rights granted to CESI and restrictions imposed on CESI under this Agreement, any Ancillary Agreement or any other written agreement between the parties; (ii) the disclosure and assignment to CESI of rights in proprietary developments authored or conceived by the CESI Employee after the Separation Date and resulting from the use of, or based upon intellectual property (whether patented or not) which is retained by Catalytica; provided, however, that in no event shall such disclosure and assignment be regarded as assigning the underlying intellectual property to CESI; (iii) the rendering of any services, directly or indirectly, to CESI to the extent such services are consistent with the assignment or license of rights granted to CESI and the restrictions imposed on CESI under this Agreement, any Ancillary Agreement or any other written agreement between the parties; and (iv) solicitation of the employees of Catalytica by such CESI Employee prior to the Distribution Date so long as such solicitation is consistent with the rights granted to CESI and restrictions imposed on CESI under this Agreement, any Ancillary Agreement or any other written agreement between the parties. Further, Catalytica retains any rights it has under statute or common law with respect to actions by CESI Employees unless such actions are consistent with the rights granted to CESI and restrictions imposed on CESI under this Agreement, any Ancillary Agreement or any other written agreement between the parties.

          (b)  Assignment, Cooperation for Compliance and Enforcement.

               (i) Catalytica hereby transfers and assigns to CESI its rights under the Catalytica Employee Agreements of all CESI Employees to the extent they related to the CESI Business and to the extent required to permit CESI to enjoin, restrain, recover damages from or obtain specific performance of the Catalytica Employee Agreements or obtain other remedies against any CESI Employee who breaches his/her Catalytica Employee Agreement.

               (ii) Catalytica and CESI each may separately enforce the Catalytica Employee Agreements of CESI Employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) CESI shall not commence any legal action relating thereto without first consulting with Catalytica's General Counsel or his/her designee and (ii) Catalytica shall not commence any legal action relating thereto against any CESI Employee who is at the time an employee of CESI without first consulting with CESI's General Counsel or his/her designee.

               (iii) Catalytica and CESI understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 5.9. In such circumstances, Catalytica and CESI agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 5.9 and that is consistent with applicable law.

     5.10 Cooperation in Obtaining New Agreements.

          (a) Catalytica understands that, prior to the Separation Date, CESI has derived benefits under certain agreements and relationships between Catalytica and third parties, which agreements and relationships are not being assigned or transferred to CESI in connection with the Separation. Upon the request of CESI, Catalytica agrees to make introductions of appropriate CESI personnel to Catalytica's contacts at such third parties so that CESI may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to Catalytica. Catalytica also understands that certain agreements between Catalytica and third parties which are being assigned to CESI in connection with the Separation may require the consent of the applicable third party. Catalytica shall assist CESI in seeking and obtaining the consent of such third parties to such assignment.

          (b) CESI understands that, prior to the Separation Date, Catalytica has derived benefits under certain agreements and relationships between CESI and third parties, which agreements and relationships are not being assigned or transferred to Catalytica in connection with the Separation. Upon the request of Catalytica, CESI agrees to make introductions of appropriate Catalytica personnel to CESI's contacts at such third parties, and agrees to provide reasonable assistance to Catalytica, at Catalytica's expense, so that Catalytica may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to CESI.

           (c)  The parties expect that the activities contemplated by this
Section 5.10 will be substantially completed by the Distribution Date, but in no event will the parties have any obligations hereunder after the first anniversary of the Distribution Date.

     5.11 Insurance Matters. Effective as of the Distribution Date, CESI shall be responsible for having in place and maintaining an insurance program for the CESI Group.

     5.12 Limitation on Liability. No party or any Subsidiary thereof shall have any liability or claim against any other party or any Subsidiary of any other party based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Date (other than the Merger Agreement, this Agreement or any Ancillary Agreement) and any such liability or claim, whether or not in writing, is hereby irrevocably canceled, released and waived.

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1 IN NO EVENT SHALL ANY MEMBER OF THE CATALYTICA GROUP OR CESI GROUP BE LIABLE TO ANY OTHER MEMBER OF THE CATALYTICA GROUP OR CESI GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AGREEMENT.

     6.2 Entire Agreement. This Agreement, the Merger Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     6.4 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum non conveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

     6.5 Termination. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Catalytica without the approval of CESI. This Agreement may be terminated at any time after the Effective Time of the Merger by mutual written agreement of Catalytica and CESI. In the event of termination pursuant to this Section 6.4, no party shall have any liability of any kind to the other party or to any other Person.

     6.6 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement and any Ancillary Agreement shall be given in writing to the respective parties to the following addresses:

          if to Catalytica:  Catalytica, Inc.
                             430 Ferguson Drive, Building 1
                             Mountain View, California 94043
                             Attention:  President
                             Fax: (650) 960-0127

          With a copy to:

                             Synotex Company, Inc.
                             One Columbia Nitrogen Road
                             Augusta, GA 30903
                             Attention:  William P. Bivins, Jr., Esq.
                             Fax: 706-849-6999

          and to:

                             DSM, N.V.
                             Legal Department
                             Het Overloon 1, Heerlen
                             The Netherlands
                             Attention: Ton C.M. van der Put, Esq.
                             Fax: 011-31-45-5787087

          if to CESI:        Catalytica Energy Systems, Inc.
                             430 Ferguson Drive, Building 3
                             Mountain View, California 94043
                             Attention:  President
                             Fax:  (650) 968-7129

or to such other address as the party to whom notice is given may have
previously furnished to the other in writing as provided herein.   Any notice
involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given on the date on which such notice is actually received.

     6.7 Counterparts. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     6.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation. Neither party shall engage in any transaction or series of transactions in which another entity becomes the owner of 50% or more of the equity securities of such party unless the acquiror and any ultimate parent entity shall have executed and delivered to the other party an agreement confirming that such acquiror and/or ultimate parent entity shall, upon consummation of such transaction or series of transactions, cause the relevant party to continue to perform under the terms of this Agreement and each Ancillary Agreement.

     6.9 Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     6.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.11 Amendment. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

     6.12  Authority.  Each of the parties hereto represents to the other that
(a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement, (b) the execution, delivery and performance of this Agreement and each Ancillary Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and each Ancillary Agreement, and (d) this Agreement and each Ancillary Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     6.13 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     6.14 Conflicting Agreements. In the event of conflict between this Agreement and the Merger Agreement, the provisions of the Merger Agreement shall prevail.

     6.15 WHEREFORE, the parties have signed this Master Separation Agreement effective as of the date first set forth above.


   CATALYTICA, INC.                 CATALYTICA ENERGY SYSTEMS,
                                    INC.


By:/s/ Lawrence W. Briscoe       By:/s/ Craig N. Kitchen
   --------------------------       ----------------------
   Name:  Lawrence W. Briscoe       Name: Craig N. Kitchen
   Title: Chief Financial Officer   Title: President and Chief Executive Officer

                             EXHIBITS

Exhibit A      Trademark License Agreement

Exhibit B      Employee Matters Agreement

Exhibit C      Master Transitional Services Agreement

Exhibit D      Real Estate Matters Agreement

Exhibit E      Master Confidential Disclosure Agreement

Exhibit F      Indemnification Agreement

Exhibit G      Tax Sharing Agreement

Exhibit H      Amended and Restated Cross License Agreement between Catalytica and Catalytica Energy Systems, Inc.